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                                                                    EXHIBIT 99-7

                        CERTIFICATION OF PERIODIC REPORT

I, Anthony F. Earley, Jr., Chairman, President, Chief Executive and Chief Operating Officer of Michigan Consolidated Gas Company (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge and belief:

(1) the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 20, 2003                         /s/ ANTHONY F. EARLEY, JR.
                                     -------------------------------------------
                                               Anthony F. Earley, Jr.
                                      Chairman, President, Chief Executive and
                                             Chief Operating Officer of
                                         Michigan Consolidated Gas Company